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GUARANTY

THIS GUARANTY dated as of April 23, 1987, by Avron B. Fogelman (hereinafter the "Guarantor") in respect to an indebtedness of FPI Royal View, Ltd., L.P. (the "Borrower") in favor of Fogelman Mortgage L.P. I ("Lender") evidenced by the Pointe Royal Multi-Family Housing Facility Note dated as of April 23, 1987, (the "Facility Note") in the principal amount of $22,745,000.

W I T N E S S E T H:

WHEREAS, the Guarantor is a resident of the State of Tennessee;

WHEREAS, Borrower is a Kansas limited partnership which wishes to borrow from Lender $22,745,000 for the purpose of financing the acquisition, construction and equipping of the Facility to be located on the Land.

WHEREAS, as a condition to lending such sum to Borrower, Lender requires that the Guarantor execute and deliver this Guaranty.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby agrees for the benefit of Lender and any future holders of the Facility Note as follows:

1. All capitalized, undefined terms used herein shall have the same meanings as in the Loan Agreement of even date herewith between Borrower and Lender.

2. The Guarantor hereby guarantees: (a) that, subject to Section 10.1(b) of the Loan Agreement, the Facility shall be completed in accordance with the Plans and Specifications no later than September 30, 1988, for which purposes the construction of the Facility shall be deemed to be completed on the Completion Date; (b) that Borrower shall fully and punctually pay and discharge any and all proper costs and expenses directly attributable to the construction and completion of the Facility, including the discharge of all proper claims and demands for labor, materials, services and

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equipment used or obtained for or in connection with the construction and completion of the Facility; (c) the prompt and complete payment to Lender of all obligations and liabilities, except as limited in paragraph 11 below, under and evidenced by the Facility Note (all such obligations and liabilities being herein called the "Obligations"); and (d) the payment of any and all expenses which may be paid or incurred by Lender in collecting any or all of the Obligations and/or enforcing any rights under this Guaranty. Lender shall give written notice to Guarantor of all defaults under or in respect to the Obligations within file (5) days after discovery thereof by Lender.

3. If the Borrower shall fail to make any payment under the Facility Note prior to an event of default thereunder (any such event being called herein a "Default"), Lender is hereby authorized at any time or from time to time, after five (5) days prior written notice to the Guarantor, to set off, appropriate and apply all credits, indebtedness or claims (in each case whether direct or indirect, or contingent or matured or unmatured) at any time held or owing by Lender as a result of its holding the Facility Note to or for the credit of the Guarantor, against and on account of the obligations and liabilities of such Guarantor hereunder, as Lender may elect, although said obligations, liabilities of, or claims against such Guarantor shall be contingent or matured or unmatured.

4. Notwithstanding any payment or payments made by the Guarantor hereunder or any set off or application of funds to the Guarantor by Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of Lender against the Borrower, or to any collateral security or guarantee or right of offset held by Lender for the satisfaction of the Obligations, until all amounts owing to Lender by the Borrower pursuant to the terms of the Facility Note are paid in full.

5. The Guarantor hereby consents, without the necessity of any reservation of rights against such Guarantor, that any demand for satisfaction of the Obligations made by Lender may be rescinded by Lender and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender; and the Facility Note, the Mortgage and the Loan Agreement or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time, and any collateral security or guarantee or right of offset at any time held by Lender for the satisfaction of the Obligations may be sold, exchanged, waived, surrendered or released (except a certain Mortgage, dated April 23, 1987,

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by and between the Borrower and a Lender) all without the necessity of any reservation of rights against such Guarantor, who will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Prior to making any demand hereunder against the Guarantor, Lender shall give the Guarantor five (5) days prior written notice of its intention so to do and Lender may, but shall be under no obligation to, make a similar demand on the Borrower, and any failure by Lender to make any such demand or to collect any payments from the Borrower or any release of the Borrower shall not relieve Guarantor of the obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Lender against Guarantor. For purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

6. Lender shall give the Guarantor five (5) days prior written notice of the modification, renewal or extension of the Facility Note, the Mortgage or the Loan Agreement. Notice or proof of reliance by Lender upon this Guaranty or acceptance of this Guaranty, and the Facility Note, the Mortgage or the Loan Agreement shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrower or such Guarantor and Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Except as otherwise provided herein, the Guarantor waives diligence, presentment, protest, and demand for payment or nonpayment to or upon the Borrower or such Guarantor with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of the Facility Note, the Mortgage or the Loan Agreement, any of the Obligations or any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by Lender and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by the Borrower against Lender, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of Guarantor under this Guaranty, in bankruptcy or in any other instance, and the obligations and liabilities of Guarantor hereunder shall not be conditioned or contingent upon the pursuit by Lender or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and his heirs and assigns, and shall insure to the

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benefit of Lender, and its successors, endorsees, transferees and assigns, and for the benefit of any holder from time to time of the Facility Note, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied in full.

7. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

8. The Guarantor hereby guarantees that the Obligations, if monetary, will be paid to Lender at 5400 Poplar Avenue, Memphis, Tennessee 38119. All such payments shall be made in lawful currency of the United States of America and in immediately available funds.

9. In order to induce Lender to accept this guaranty, the Guarantor hereby represents and warrants that:

(a) The Guarantor is a resident of the State of Tennessee and subject to the laws of the State of Tennessee and has full power, authority and legal right to own his property and to transact the business in which he is engaged;

(b) The Guarantor has full power, authority and legal right to execute and deliver, and to perform his obligations under this Guaranty, and has taken all necessary legal action to authorize the guaranty hereunder on the terms and conditions of this Guaranty and to authorize the execution, delivery and performance of this Guaranty;

(c) This Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms;

(d) The execution, delivery and performance of this Guaranty will not violate any provision of any law or regulation or order, decree or award of any court, arbitrator or governmental authority, bureau or agency, or of any mortgage, indenture, security agreement, contract or other undertaking to which Guarantor is a party or which purports to be binding upon him or any of his assets or result in the creation or imposition of any mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance or preference, priority or title retention or other security arrangement of any nature whatsoever on or with respect to any of the

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assets of Guarantor pursuant to the provisions of any of the foregoing;

(e) All consents of other persons and all consents, licenses, approvals and authorizations of, exemptions by, and registrations or declarations with, any governmental authority, bureau or agency required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty have been obtained and are in full force and effect;

(f) No litigation, arbitration or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the knowledge of Guarantor, threatened (i) with respect to any of the transactions contemplated by this Guaranty or (ii) against or affecting Guarantor, or any of his assets, which, if adversely determined, would have a material adverse effect on the business, operations or financial condition of Guarantor;

(g) At all times during the term of this Guaranty, Guarantor shall comply with each of the following:

(i) Until the Completion Date, Guarantor shall maintain a net worth computed in accordance with Generally Accepted Accounting Principles consistent with those applied in preparation of financial statements of individuals of not less than Seventy-Five Million Dollars ($75,000,000);

(ii) From and after the Completion Date and until, for not less than six (6) consecutive months, the Net Operating Income derived from the operation of the Facility is equal to or exceeds an amount equal to the then current Monthly Basic Interest due pursuant to the Facility Note, Guarantor shall maintain a net worth computed in accordance with Generally Accepted Accounting Principles consistent with those applied in preparation of financial statements of individuals of not less than Sixty-Five Million Dollars ($65,000,000);

(iii) From and after the date described in Paragraph 9(g)(ii) hereof, Guarantor shall maintain a net worth computed in accordance with Generally Accepted Accounting Principles consistent with those applied in preparation of financial statements of individuals of not less than Fifty Million Dollars ($50,000,000); and

(h) Guarantor shall, during the term of the Guaranty, deliver to Issuer on or before April 1 of each year copies of Guarantor's financial statement for the

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immediately preceding calendar year, which financial statement shall be prepared in accordance with Generally Accepted Accounting Principles consistent with those applied in preparation of financial statements of individuals and shall be certified by Guarantor as true and correct.

10. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other power or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

11. Notwithstanding any other provision of this Guaranty to the contrary, the Guarantor's liability hereunder shall be limited as follows:

(a) In no event shall Guarantor have any liability for any Contingent Interest due under the terms of the Facility Note;

(b) Upon the later of (i) three (3) years from the date of the Facility Note or (ii) until for not less than six (6) consecutive months the Net Operating Income (as defined below) derived from the operation of the Facility is equal to or exceeds an amount equal to the then current monthly Basic Interest due pursuant to the Facility Note multiplied by 110%, the Guarantor's liability hereunder shall be limited to thirty percent (30%) of the principal amount of the Facility Note; and

(c) Anything herein to the contrary notwithstanding, upon the later of (i) three (3) years from the date of the Facility Note or (ii) until for not less than six (6) consecutive months the Net Operating Income (as defined below) derived from the operation of the Facility is equal to or exceeds an amount equal to the then current monthly Basic Interest due pursuant to the Facility Note multiplied by 120%, the Guarantor's liability hereunder shall be limited to twenty percent (20%) of the principal amount of the Facility Note.

12. As used herein, the term "Net Operating Income" shall mean the excess of Gross Receipts over Operating Expenses determined on an accrual basis in accordance with generally accepted accounting principles except as otherwise specifically provided herein and will be computed on a monthly basis.

(a) "Gross Receipts" shall mean (i) the rentals from residential tenants determined on an accrual basis of accounting with a normal and customary offset for bad debts, if necessary, (ii) charges to concessionaires,

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fees charged to licensees and all other gross income from all sources whatsoever, earned by the owner of the Facility from tenants, concessionaires, licensees or occupants of the Facility, arising out of the occupancy or use of the Facility or any part thereof by said tenants, concessionares, licensees or occupants of the Facility including, without limitation, rents or fees relating to the use of the utilities, common areas or recreational facilities, tax or escalation payments (including payments for electricity under rent inclusion plans), concession income, parking charges, income from vending machines, such other gross income earned by the owner of the Facility for the rental or use of furnishings, furniture or service furnished to said tenants, concessionares, licensees or occupants by Borrower, the fair rental value of any models or employee apartments, and interest on monies held by the owner of the Facility or the managing agent for the account of the owner (but not including interest on capital contributions to the owning entity and held by or for the account of the owner), and (iii) insurance proceeds received by the owner of the Facility related either to loss of rents or business interruption insurance or casualty insurance (in such latter event, excluding those amounts paid to Issuer as principal repayment or used for restoration or replacement related to such casualty).

(b) "Operating Expenses" shall mean only the following expenses and costs payable by or for the account of the owner of the Facility which are, in the aggregate, reasonable, normal and customary or any of the following expenses and costs which are required by Issuer:

(i) Expenses (to the extent not included in the management fee and to the extent not paid directly by tenants of the Facility) for electricity service to the common areas of the Facility, water and sewer costs, the cost of rubbish removal, and other services, legal and accounting fees relating to the Facility and the fair rental value of any models or employee apartments.

(ii) A management fee of five (5%) percent of the amount of rents and miscellaneous income related to the Facility collected including any security deposit forfeitures payable to Fogelman Management Corporation or any managing agent approved by Issuer (without Issuer's prior written consent, Borrower shall not pay a management fee in excess of five (5%) percent of the amount of rents and miscellaneous income related to the Facility collected).

(iii) Ad valorem real estate taxes and assessments incurred with respect to any governmental

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body, authority or entity or any future taxes levied by any governmental authority intended to replace such taxes in whole or in part.

(iv) Premiums for insurance (a) required pursuant to the Deed of Trust; or (b) in such greater amount normally and customarily carried by like projects in the area in which the Property is located.

(v) Expenses for payroll and employee benefits, renting and administrative costs, interior painting and cleaning of apartments, routine exterior painting and minor repairs and maintenance.

(vi) An annual amount equal to 2 1/2% of the Gross Receipts for all other repairs, maintenance and replacements in connection with the operation of the Facility.

(c) Except for those items specifically described in paragraph (b) above, no other expenses shall be included in "Operating Expenses". In this connection, "Operating Expenses" shall not include:

(i) Depreciation and any other non-cash charges.

(ii) Officers', directors' or partners' salaries or other similar expenses paid or payable by the owner of the Facility.

(iii) Prepaid expenses not customarily prepaid in the ordinary course of business.

(iv) Payments under any loan documents which are subordinate to the Security Documents.

(v) Capital expenditures (meaning amounts spent in connection with the repair, maintenance and replacement in connection with the operation of the Facility, less amounts incurred under paragraphs (b)(v) and b(vi) above.)

13. No provision of this Guaranty shall be waived, amended or supplemented except by a written instrument executed by the Guarantor and Lender. This Guaranty shall be governed by and be construed and interpreted in accordance with the law of the State of Tennessee.

14. This Guaranty shall be binding upon Guarantor and his heirs, executors, legal representatives, successors and assigns.

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered on the day and year first above written.

                                     /s/ Avron B. Fogelman
                                     ____________________________
                                     AVRON B. FOGELMAN, GUARANTOR

ACCEPTED BY:                         FOGELMAN MORTGAGE L.P. I
                                     By: FOGELMAN MORTGAGE PARTNERS I, INC.,
                                         General Partner

                                       By: /s/ L. Don Campbell, Jr.
                                           _________________________
                                           L. Don Campbell, Jr.
                                           Vice President
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